UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2007, the Company's Board of Directors amended Sections 8.1 and 8.2 of the Company's Amended and Restated By-Laws (the "By-Laws"), effective on that day, to allow for the issuance of uncertificated shares. As the result, the Company may now participate in the Direct Registration System that is administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendments to the By-Laws also provide that each stockholder shall be entitled to a stock certificate upon written request to the Company's transfer agent or registrar.

The full text of the By-Laws, as amended, is filed as Exhibit 3.2 to this report and amended Sections 8.1 and 8.2 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No. 3.2	Description Amended and Restated By-Laws (as of October 1, 1991), as amended December 12, 2007

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007

BARNWELL INDUSTRIES, INC. By: /s/ Russell M. Gifford Name: Russell M. Gifford Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No. 3.2	Description Amended and Restated By-Laws (as of October 1, 1991), as amended December 12, 2007